Exhibit 99.1

             RPC, Inc. Reports 2003 Third Quarter Results

    ATLANTA--(BUSINESS WIRE)--Oct. 29, 2003--

    --  Revenues for the Third Quarter Increased 29.7 Percent over
        Prior Year

    -- Diluted EPS for the Third Quarter Increased to Earnings of $0.09 from a Loss of $0.04 in the Prior Year

    RPC Incorporated (NYSE: RES) announced its unaudited results for the third quarter and nine months ended September 30, 2003. For the quarter ended September 30, 2003, revenues increased 29.7 percent to $69,244,000 compared to $53,370,000 last year. Net income was $2,577,000, or $0.09 diluted earnings per share, compared to a net loss of $1,040,000 or $0.04 diluted loss per share last year.
    Cost of services rendered and goods sold was $43,482,000 during the third quarter of 2003, a 19.5 percent increase over the prior year. These increases were due to increases in direct employment costs and certain operational expenses, both of which vary with activity levels, coupled with increased self-insured casualty claims costs. As a percentage of revenues, these costs decreased to 62.8 percent compared to 68.2 percent in 2002 because of improved pricing and higher equipment and personnel utilization. Selling, general and administrative expenses increased by 21.2 percent in the third quarter of 2003 to $13,438,000 compared to $11,083,000 in the prior year. This increase was due to higher personnel and incentive compensation expense consistent with increased activity levels and profitability, and increased pension expense relating to RPC's pension plan obligation. Depreciation and amortization increased during the quarter by 5.4 percent to $8,387,000 due to the effect of capital expenditures made during the first nine months of 2003.
    Income before income taxes was $4,156,000 in the third quarter of 2003, compared to a loss before income taxes of $1,677,000 in the prior year. This improvement resulted from the increases in revenues, partially offset by the increases in operating expenses and depreciation and amortization.
    For the nine months ended September 30, 2003, revenues increased
30.4 percent to $200,808,000 compared to $153,957,000 last year. Net income was $7,587,000, or $0.26 diluted earnings per share compared to a net loss of $4,160,000, or $0.15 diluted per share last year.
    "RPC's third quarter results reflect the continuation of higher activity levels than we experienced one year ago," stated Richard A. Hubbell, RPC's President and Chief Executive Officer. "Our overall domestic activity has increased because of higher customer drilling activity. The average domestic rig count during the third quarter was 1,088, 27.6 percent higher than the same period in 2002. Our revenues grew at a slightly higher rate than the rig count, principally because of the effect of our Bronco Oilfield Services acquisition, which was closed in the second quarter of 2003. Also, the average natural gas price was $4.82 this quarter, 49.7 percent higher than the third quarter of last year, which had a positive impact on our results, because we believe that our activity levels are affected more by natural gas prices than by the price of oil. Our revenue increases compared to the prior year were driven by higher overall activity and pricing levels in most of our service lines. While we are pleased with these year-over-year improvements, we should also note that our revenues are slightly lower this quarter compared to the second quarter of 2003 due to lower activity levels in many of our service lines. We are also continuing to experience weakness in the Gulf of Mexico market, where activity levels have not increased to the extent that they have in the U.S. land markets.
    Hubbell continued, "We continued to make selective capital expenditures during the quarter to position ourselves to take advantage of relatively stable industry conditions. As always, however, we continued to focus on a strong balance sheet and I am pleased to state that our cash and cash equivalents balance increased by more than $10 million during the quarter. We continue to explore domestic and international opportunities that can provide acceptable expected returns on investment and diversify our operations into other markets and services."

    Summary of Segment Operating Performance

    RPC's business segments are Technical Services and Support
Services.
    Technical Services includes RPC's oilfield service lines that utilize people and equipment to perform value-added completion, production and maintenance services directly to a customer's well. These services are generally directed toward improving the flow of oil and natural gas from producing formations or to address well control issues. The Technical Services include snubbing, coiled tubing, pressure pumping, nitrogen, well control, downhole tools, wire line, fluid pumping, surface production equipment, and casing installation services.
    Support Services includes RPC's oilfield service lines that provide equipment for customer use or services to assist customer operations. The equipment and services offered include drill pipe and related tools, pipe handling, inspection and storage services, work platform vessels, and oilfield training services.
    Both Technical Services and Support Services experienced stronger results due to the increased drilling rig count and related customer activity. Technical Services revenues rose 29.0 percent for the quarter compared to the prior year, driven by higher overall pricing and activity levels. Support Services revenues rose by 40.5 percent during the quarter compared to the prior year. This relatively higher increase was due to significantly higher activity levels in the rental tools service line and higher utilization and pricing of our work platform vessels due to a long term project which ended during the quarter.


                              Three Months Ended   Nine Months Ended
                                    Sept 30,            Sept 30,
                              ----------------------------------------
                                  2003     2002     2003       2002
                               -------- -------- ---------- ----------
                                          (in thousands)
Revenues:
   Technical services         $ 53,603  $41,542  $ 159,494  $ 120,274
   Support services             13,125    9,339     33,493     26,199
   Other                         2,516    2,489      7,821      7,484
-----------------------------  --------  -------  ---------  ---------
Total revenues                $ 69,244  $53,370  $ 200,808  $ 153,957
-----------------------------  --------  -------  ---------  ---------
Operating profit (loss):
   Technical services         $  3,969  $  (365) $  15,154  $    (860)
   Support services              2,376     (116)     3,073     (3,253)
   Other                          (419)    (445)    (1,200)    (1,324)
   Corporate expenses           (1,989)  (1,132)    (5,400)    (3,439)
                               --------  -------  ---------  ---------
Total operating profit (loss) $  3,937  $(2,058) $  11,627  $  (8,876)
-----------------------------  --------  -------  ---------  ---------
Other income, net                  264      398        747      2,228
Interest expense, net              (45)     (17)      (137)       (62)
                               --------  -------  ---------  ---------
Income (loss) before income
 taxes                        $  4,156  $(1,677) $  12,237  $  (6,710)
-----------------------------  --------  -------  ---------  ---------


    RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's investor website can be found at www.rpc.net.

    Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding RPC's future performance. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of RPC to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Such risks include the possibility of declines in the price of oil and natural gas, which tend to result in a decrease in drilling activity and therefore a decline in the demand for our services, the ultimate impact of current and potential political unrest and armed conflict in the oil-producing regions of the world, which could impact drilling activity, adverse weather conditions in oil or gas producing regions, competition in the oil and gas industry, and risks of international operations. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in RPC's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2002.



RPC INCORPORATED AND SUBSIDIARIES

-------------------------------------- -------------------------------
STATEMENTS OF OPERATIONS  (In thousands except per share data)
----------------------------------------------------------------------
Periods ended September 30, (Unaudited)          Third Quarter
----------------------------------------------------------------------
                                                             % BETTER
                                             2003      2002   (WORSE)
-------------------------------------- -------------------------------
REVENUES                               $   69,244  $ 53,370    29.7 %
COSTS AND EXPENSES:
Cost of services rendered and goods
 sold                                      43,482    36,391   (19.5)
Selling, general and administrative
 expenses                                  13,438    11,083   (21.2)
Depreciation and amortization               8,387     7,954    (5.4)
-------------------------------------- ------------------------------
Operating profit (loss)                     3,937    (2,058)     NM
Interest expense, net                         (45)      (17) (164.7)
Other income, net                             264       398   (33.7)
-------------------------------------- ------------------------------
Income (loss) before income taxes           4,156    (1,677)     NM
Income tax provision (benefit)              1,579      (637)     NM
-------------------------------------- ------------------------------
NET INCOME (LOSS)                      $    2,577  $ (1,040)     NM %
====================================== ==============================

EARNINGS (LOSS) PER SHARE
   Basic                               $     0.09  $  (0.04)     NM %
                                       ==============================
   Diluted                             $     0.09  $  (0.04)     NM %
                                       ==============================

AVERAGE SHARES OUTSTANDING
     Basic                                 28,446    28,259
                                        ====================
     Diluted                               28,877    28,259
                                        ====================

NM= Not Meaningful


RPC INCORPORATED AND SUBSIDIARIES
-------------------------------------- ------------------------------
STATEMENTS OF OPERATIONS  (In thousands except per share data)
---------------------------------------------------------------------
Periods ended September 30, (Unaudited)         Nine Months
---------------------------------------------------------------------
                                                             % BETTER
                                             2003      2002   (WORSE)
-------------------------------------- -------------------------------
REVENUES                               $  200,808  $153,957     30.4 %
COSTS AND EXPENSES:
Cost of services rendered and goods
 sold                                     125,798   105,236     19.5)
Selling, general and administrative
 expenses                                  38,599    34,113    (13.2)
Depreciation and amortization              24,784    23,484     (5.5)
-------------------------------------- ------------------------------
Operating profit (loss)                    11,627    (8,876)      NM
Interest expense, net                        (137)      (62)  (121.0)
Other income, net                             747     2,228    (66.5)
-------------------------------------- ------------------------------
Income (loss) before income taxes          12,237    (6,710)      NM
Income tax provision (benefit)              4,650    (2,550)      NM
-------------------------------------- ------------------------------
NET INCOME (LOSS)                      $    7,587  $ (4,160)      NM %
====================================== ==============================

EARNINGS (LOSS) PER SHARE
   Basic                               $     0.27  $  (0.15)      NM %
                                       ===============================
   Diluted                             $     0.26  $  (0.15)      NM %
                                       ===============================

AVERAGE SHARES OUTSTANDING
     Basic                                 28,380    28,263
                                        ====================
     Diluted                               28,794    28,263
                                        ====================

NM= Not Meaningful



RPC INCORPORATED AND SUBSIDIARIES
-------------------------------------------------
CONSOLIDATED BALANCE  SHEETS
----------------------------------------------------------------------
At September 30, (Unaudited)                         (In thousands)
-------------------------------------------------  -------------------
                                                       2003      2002
-------------------------------------------------  -------------------
ASSETS
Cash and cash equivalents                          $ 20,972  $  8,956
Accounts receivable, net                             48,587    38,571
Inventories                                           9,538     8,590
Deferred income taxes                                 8,313     2,215
Taxes receivable                                      2,993     9,959
Prepaid expenses and other current assets             1,777     1,112
----------------------------------------------------------------------
  Total current assets                               92,180    69,403
-------------------------------------------------  -------------------
Property, plant and equipment, net                  108,008   107,235
Intangibles, net                                     12,663     9,620
Other assets                                          1,775     1,440
-------------------------------------------------  -------------------
  Total assets                                     $214,626  $187,698
=================================================  ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                   $ 15,606  $ 11,375
Accrued payroll and related expenses                  7,898     5,317
Accrued insurance expenses                            3,008     4,124
Accrued state, local and other taxes                  1,500     2,234
Short-term debt                                       1,110       604
Other accrued expenses                                  511     1,646
-------------------------------------------------  -------------------
  Total current liabilities                          29,633    25,300
-------------------------------------------------  -------------------
Long-term accrued insurance expenses                  6,414     3,971
Long-term debt                                        4,800     2,410
Pension liabilities                                   8,388     1,806
Deferred income taxes                                13,475     4,105
-------------------------------------------------  -------------------
  Total liabilities                                  62,710    37,592
-------------------------------------------------  -------------------
Common stock                                          2,873     2,865
Capital in excess of par value                       27,810    26,896
Earnings retained                                   126,237   122,621
Deferred compensation                                (1,137)   (1,415)
Accumulated other comprehensive loss                 (3,867)     (861)
----------------------------------------------------------------------
  Total stockholders' equity                        151,916   150,106
-------------------------------------------------  -------------------
  Total liabilities and stockholders' equity       $214,626  $187,698
=================================================  ===================



RPC INCORPORATED AND SUBSIDIARIES
------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
------------------------------------------------
Nine months ended September 30,   (unaudited)
------------------------------------------------
(In Thousands)
                                                    2003       2002
------------------------------------------------  --------------------
Operating Activities:
   Net income (loss)                              $  7,587   $ (4,160)
      Depreciation and amortization                 24,857     23,558
      Other non-cash charges to earnings             1,150      2,871
      Changes in working capital                     4,886     (4,096)
------------------------------------------------  --------- ----------
        Net cash provided by operating
         activities                                 38,480     18,173
------------------------------------------------  --------- ----------

Investing Activities:
  Capital expenditures                             (20,711)   (16,264)
  Other investing activities                        (4,883)       270
------------------------------------------------  --------- ----------
       Net cash used for investing activities      (25,594)   (15,994)
------------------------------------------------  --------- ----------

Financing Activities:
  Dividend distributions                            (2,155)    (2,152)
  Cash paid for common stock purchased and
   retired                                            (836)      (680)
  Other financing activities                          (456)    (1,126)
------------------------------------------------  --------- ----------
       Net cash used for financing activities       (3,447)    (3,958)
------------------------------------------------  --------- ----------

  Net increase (decrease) in cash and
   cash equivalents                                  9,439     (1,779)
  Cash and cash equivalents at beginning of
   period                                           11,533     10,735
------------------------------------------------  --------- ----------
  Cash and cash equivalents at end of period      $ 20,972   $  8,956
================================================  ========= ==========



    CONTACT: RPC, Inc., Atlanta
             Ben M. Palmer, 404/321-2140
             or
             Jim Landers, 404/321-2162
             irdept@Rpc.Net